                          ARTICLES OF INCORPORATION
                                       of
                          AVALON HOLDINGS CORPORATION

       FIRST:  The name of the Corporation shall be AVALON HOLDINGS CORPORATION.

       SECOND: The Corporation is to be located in the Township of Howland, County of Trumbull and State of Ohio, and its principal business there transacted.

       THIRD: The purposes for which and for any of which said Corporation is formed are as follows:

       (a) To enter into, promote or conduct any kind of business, contract or understanding and for such purpose to acquire, take over and dispose of any or all of the assets of any corporation, association, firm or individual, to assume their rights and liabilities, guarantee or become surety for the performance of their obligations, and participate in any way in their affairs;

       (b) To acquire, own, hold, use, lease, mortgage, pledge, exchange and dispose of property of all kinds, wherever situated, including shares of stock, bonds, debentures, notes, scrip, securities, interests in real estate, evidences of indebtedness, contracts and obligations of any corporation, association, firm or individual, including, without limitation, its own shares;

       (c) To possess and exercise without restriction as fully as a natural person might do all of the powers and authorities conferred upon or permitted to corporations under the laws of the State of Ohio; and to do any and all things incidental to the accomplishment of the purposes set forth or incidental to the protection and benefit of the Corporation; and

       (d) To engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

       FOURTH: The authorized number of shares of the Corporation shall consist of 11,500,000 shares, which shall be classified as follows: 10,500,000 shares of Class A Common Stock, $.01 par value, and 1,000,000 shares of Class B Common Stock, $.01 par value.

                                   DIVISION A

                   EXPRESS TERMS OF THE CLASS A COMM0N STOCK

       Section 1. Voting Rights. Each share of Class A Common Stock shall be entitled to one vote upon all matters presented to shareholders (except as otherwise provided in Division C of this Article FOURTH).

       Section 2. Other Express Terms. Each share of Class A Common Stock shall also be subject to the additional express terms applicable to Class A and Class B Common Stock set forth in Division C hereof.

                                   DIVISION B

                   EXPRESS TERMS OF THE CLASS B COMMON STOCK

       Section 1. Voting Rights. Each share of Class B Common Stock shall be entitled to ten votes upon all matters presented to shareholders (except as otherwise provided in Division C of this Article FOURTH).

       Section 2. Conversion. (a) Subject to and upon compliance with the provisions of this Article FOURTH, the Class B Common Stock shall be convertible at the option of, and without cost to, the holders thereof into Class A Common Stock on the basis of one share of Class A Common Stock for each share of Class B Common Stock so converted.

       (b) Any holder of Class B Common Stock (a "Class B Holder") may exercise the conversion privilege in respect of shares of Class B Common Stock by delivering to any Transfer Agent of the Class B Common Stock (i) the certificate for the Class B Common Stock to be converted, and (ii) written notice that the holder elects to convert such shares and stating the name or names (with address) in which the certificate for the Class A Common Stock is to be issued. Except as provided in Section 3(e) of this Division B, unless otherwise instructed by the Class B Holder, conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date." On the Conversion Date, or as promptly thereafter as practicable, the Corporation shall issue and deliver to the holder of the Class B Common Stock surrendered for conversion, or on his written order, a certificate for the number of full shares of Class A Common Stock issued upon the conversion of such Class B Common Stock, and if fewer than all shares of Class B Common Stock represented by the certificate(s) delivered to the Transfer Agent are converted to shares of Class A Common Stock, the Corporation shall issue and deliver to the Class B Holder a certificate for the number of shares of Class B Common Stock not converted to Class A Common Stock. The person in whose name the stock certificate for the Class A Common Stock is to be issued shall be deemed to have become a holder of Class A Common Stock of record on the Conversion Date. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued Class A Common Stock, for the purpose of effecting the conversion of the Class B Common Stock, such number of shares of its duly authorized Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class B Common Stock. Class B Common Stock which is converted into Class A Common Stock as provided in this Article FOURTH shall not be reissued.

       Section 3. Restrictions on Transferability. (a) Class B Common Stock may be transferred, either by sale, assignment, gift, bequest, appointment or otherwise, only to a "Permitted Transferee" (as hereinafter defined) of the Class B Holder, to the Corporation, to another Class B Holder or upon conversion into Class A Common Stock in accordance with Section 2 of this Division B, except that Class B Common Stock may be issued or transferred by the Corporation to any person.

       (b) For purposes of this Section 3, the term "Permitted Transferee" shall have the following meaning:

            (i) in the case of a Class B Holder who is a natural person holding record and beneficial ownership of the Class B Common Stock in question, "Permitted Transferee" means (A) such Class B Holder's spouse, (B) a lineal descendant of a great grandparent of such Class B Holder, (C) the trustee of a trust (including, without limitation, a voting trust) for the exclusive benefit of one or more of such Class B Holder, such Class B Holder's spouse or lineal descendents of a great grandparent of such Class B Holder, if such trustee is effectively prohibited from transferring shares of Class B Common Stock to persons other than Permitted Transferees referred to in clause (ii), or (D) a gratuitous transferee organized by the Class B Holder, such Class B Holder's spouse or a lineal descendent of a great grandparent of such Class B Holder, to which contributions are deductible for federal income, estate and gift tax purposes (any such gratuitous transferee being herein referred to as a "Charitable Organization");

            (ii) in the case of a Class B Holder holding the Class B Common Stock in question as trustee pursuant to a trust, "Permitted Transferee" means (A) the person from whom the trust received such shares and (B) a Permitted Transferee of such person determined pursuant to clause (i) above;

            (iii) in the case of a Charitable Organization, "Permitted Transferee" means the person who donated the Class B Common Stock in question thereto and any Permitted Transferee of such person determined pursuant to clause (i) above;

            (iv) in the case of a Class B Holder which is the estate of a deceased Class B Holder, or which is the estate of a bankrupt or insolvent Class B Holder, and provided such deceased, bankrupt or insolvent Class B Holder, as the case may be, held record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder, as the case may be, determined pursuant to clause (i) above; and

            (v) in the case of a Class B Holder that is a corporation, any stockholder of such corporation who receives shares of Class B Common Stock as a dividend or distribution from such corporation.

       (c)  For purposes of this Section 3:

            (i) the relationship of any person that is derived by or through legal adoption prior to age 18 shall be considered a natural one;

            (ii)  the term "spouse" shall include a widow or widower;

            (iii) each great grandparent of any joint owner of particular Class B Common Stock shall be considered a great grandparent of all joint owners of such shares;

            (iv) a minor for whom shares of Class B Common Stock are held pursuant to the Uniform Gifts to Minors Act or a similar law shall be considered a Class B Holder of such shares; and

            (v) in applying the term "exclusive benefit," a contingent trust interest having at the time of transfer an actuarial value (under actuarial tables then used for federal gift tax purposes for gifts between private individuals) of not more than 5% of the value of the assets of the trust shall be ignored; provided, however, that any
                                             --------  -------
       subsequent vesting of such contingent interest shall effect an automatic conversion of Class B Common Stock into the same number of shares of Class A Common Stock pursuant to Section 2(b) hereof.

       (d) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Section 3. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into Class A Common Stock (in compliance with the provisions of Section (2)(b) hereof), as the pledgee may elect.

       (e) Any transfer of Class B Common Stock (beneficially or of record) not permitted by this Section 3 shall automatically effect a conversion of such Class B Common Stock into the same number of shares of Class A Common Stock pursuant to Section 2(b) of this Division C, effective on the date of such transfer, and the transferee shall have no other rights against or with respect to the Corporation. The Corporation may, as a condition to the transfer or the registration of transfer of Class B Common Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee.

       (f) The Corporation shall conspicuously note on the certificates representing Class B Common Stock the restrictions on transfer and registration of transfer imposed by this Section 3.

       Section 4. Other Express Terms. Each share of Class B Common Stock shall also be subject to the additional terms applicable to Class A and Class B Common Stock set forth in Division C hereof.

                                   DIVISION C

              ADDITIONAL EXPRESS TERMS OF THE CLASS A COMMON STOCK
                            AND CLASS B COMMON STOCK

       Section 1. Voting Rights. (a) Except as otherwise provided herein or required by law, the holders of Class A Common Stock and the holders of Class B Common Stock shall vote together as a single class on all matters.

       (b)  Notwithstanding the provisions of Section 1(a) of this Division C:

            (i) Subject to the provisions of clause (iv) below, the holders of Class A Common Stock ("Class A Holders"), voting as a separate class, shall be entitled to elect that number of Directors that constitutes 25% of the authorized number of members of the Board of Directors or, if such 25% is not a whole number, the nearest whole number of Directors that is at least 25% of such membership ("Class A Directors"). The Class B Holders, and the holders of then outstanding shares of any other class of capital stock of the Corporation entitled to vote, voting together as a single class, shall be entitled to elect the remaining Directors ("Class B Directors").

            (ii) Subject to the provisions of Section 2(b) of Division B of Article FIFTH, and to the provisions of clause (iv) below, the Class A Holders shall be entitled to vote as a separate class on the removal of any Class A Director for cause and the Class B Holders and the holders of then outstanding shares of any other class of capital stock of the Corporation entitled to vote shall be entitled to vote together as single class on the removal of any Class B Director for cause.

            (iii) Subject to the provisions of clause (iv) below, any vacancy in the office of a Class A Director shall be filled by a vote of the Class A Holders, voting as a separate class, and any vacancy in the office of a Class B Director shall be filled by a vote of the Class B Holders and the holders of then outstanding shares of any other class of capital stock of the Corporation entitled to vote, voting together as a single class; provided, however, that in the case of a vacancy in the
                     --------  -------
       office of any Director occurring prior to the expiration of such Director's term, such vacancy shall be filled for the remainder of such term by the remaining Directors as provided in Section 2 of Article FIFTH.

            (iv) If, on the date for taking a record for any shareholder meeting at which Directors are to be elected (or any vote to remove a Director for cause is to be taken), the number of votes entitled to be cast by the holders of the issued and outstanding shares of Class B Common Stock (exclusive of any shares held in the Corporation's treasury) represents less than 50% of the votes entitled to be cast by the holders of all the Corporation's then issued and outstanding shares of Class A and Class B Common Stock (exclusive of all shares held in the Corporation's treasury), the provisions of clauses (i), (ii) and (iii) above shall not apply at such meeting and all Directors to be elected at such meeting shall be elected (and any vote to remove a Director for cause shall be taken) by holders of Class A Common Stock, Class B Common Stock and any then outstanding shares of any other class of capital stock of the Corporation entitled to vote, voting together as a single class.

       Section 2. Dividends or Distributions on Common Stock. No dividend or other distribution upon the shares of Class A Common Stock or the shares of Class B Common Stock of the Corporation shall be made unless a corresponding and, subject to the next sentence, pro rata dividend or distribution is made upon the shares of the other class of Common Stock. Any dividend or other distribution upon the Common Stock of the Corporation that is payable in the Common Stock of the Corporation shall be paid only in Class A Common Stock to Class A Holders (in respect of their Class A Common Stock) and only in Class B Common Stock to Class B Holders (in respect of their Class B Common Stock), and no change of outstanding Class A Common Stock or Class B Common Stock so as to effect a share dividend thereon or a split or combination thereof shall be made unless a corresponding change is made with respect to the shares of the other class.

       Section 3. Distribution of Assets. In the event of any liquidation, dissolution or winding up of the Corporation or any reduction in its capital resulting in any distribution of its assets to its shareholders, the holders of the Class A and Class B Common Stock shall be entitled to receive, as a single class pro rata, the assets of the Corporation remaining for distribution to its shareholders.

       Section 4. No Preemptive Rights. Neither the holders of Class A Common Stock nor the holders of Class B Common Stock shall have any preemptive rights to purchase or have offered to them for purchase any shares or other securities of the Corporation, whether now or hereafter authorized.

       Section 5. Merger, Consolidation, etc. In the event of any merger of, consolidation of, share exchange involving, sale of all or substantially all of the assets of or any similar transaction involving the Corporation in which outstanding shares of Class A Common Stock and Class B Common Stock are to be exchanged for or converted into or otherwise become entitled to receive securities, cash or other property, each share of Class A Common Stock and Class B Common Stock is to receive the same type and amount of consideration or the same right to elect the type and amount of consideration to be received.

       Section 6.  Other Rights, Privileges, etc.    Except as above provided in
this Article FOURTH, each share of Class A Common Stock and each share of Class B Common Stock shall be identical and have similar rights, privileges, qualifications, limitations and restrictions.

       FIFTH: The following provisions are hereby agreed to for the purpose of defining, limiting and regulating the management of the business and the conduct of the affairs of the Corporation:

                                   DIVISION A

                    AMENDMENTS TO ARTICLES OF INCORPORATION
                   AND CODE OF REGULATIONS; SPECIAL MEETINGS

       Section I. Amendments. The Corporation may amend, alter, change or repeal any provisions contained in these Articles of Incorporation or in any amendment hereto in the manner now or hereafter prescribed by law and in accordance with the provisions hereof. The Board of Directors shall have the power, concurrent with the power of the shareholders, to make, alter, amend and repeal the Code of Regulations of the Corporation. Any Regulations made by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or by the shareholders. Notwithstanding the foregoing and anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of shares having at least 80% of the votes entitled to be cast by the holders of all the Corporation's then issued and outstanding shares of capital stock entitled to vote, voting together as a single class, shall be required to alter, amend or repeal, or adopt any provision inconsistent with Article II, Section 2 or Article III, Section 1, 2 or 4 of the Code of Regulations.

       Section 2. Special Meetings. The Code of Regulations of the Corporation may prescribe the minimum percent of outstanding shares entitling the holders thereof to call a special meeting of the shareholders of the Corporation, which shall not be less than 50% of all shares outstanding or such higher percent as may be permitted from time to time by applicable law.

                                   DIVISION B

                               BOARD OF DIRECTORS

       Section 1. Number and Elections. Except as otherwise provided herein, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of Directors shall be not fewer than five nor more than fifteen, the exact number of Directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Directors then in office; provided, however, that, if the Class A Holders were
                          --------  -------
entitled to elect Class A Directors pursuant to Division C of Article FOURTH at the most recent annual meeting of shareholders, the Board of Directors may be so enlarged by resolution of the Board of Directors only to the extent that at least 25% of the enlarged Board consist of Class A Directors. Except as provided in Division C of Article FOURTH, the election of Directors shall be at the annual meeting of shareholders or at a special meeting called for that purpose and Directors shall hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified.

       Section 2. Vacancies, Removal, and Rights of Holders of Preferred Stock.
(a) Any directorship to be filled by reason of an increase in the number of Directors and any other vacancy on the Board of Directors, however caused, may be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director so elected to fill a vacancy shall hold office until the next annual meeting and until his or her successor shall have been elected and qualified.

       (b) One or more or all of the Directors of the Corporation may be removed for cause only and only by the affirmative vote of the holders of shares having at least 80% of the votes entitled to be cast by the holders of all the Corporation's then issued and outstanding shares of capital stock entitled to vote in the election of such Directors; provided, however, that for so long as
                                        --------  -------
the Class A Holders are entitled to elect Class A Directors and the Class B Holders are entitled to elect Class B Directors, one or more or all of such Class A Directors may be removed for cause only and only by the affirmative vote of the holders of at least 80% of the outstanding shares of Class A Common Stock of the Corporation voting as a separate class, and one or more or all of such Class B Directors may be removed for cause only and only by the affirmative vote of the holders of at least 80% of the votes entitled to be cast by the holders of the outstanding shares of Class B Common Stock of the Corporation voting as a separate class.

       Section 3. Amendment of Article FIFTH. Notwithstanding anything contained in these Articles of Incorporation to the contrary, and in addition to any other vote required by law or by these Articles of Incorporation, the affirmative vote of the holders of shares having at least 80% of the votes entitled to be cast by the holders of all the Corporation's then issued and outstanding shares of capital stock entitled to vote, voting together as a single class, shall be required to alter, amend, repeal or adopt any provision inconsistent with this Article FIFTH.

       SIXTH: The following provisions are hereby agreed to for the purpose of defining, limiting and regulating the exercise of the authority of the Corporation, its shareholders, any class of shareholders, and its Directors, and for the purpose of creating and defining rights and privileges of the shareholders among themselves:

                                   DIVISION A

                     PURCHASES OF SHARES BY THE CORPORATION

       Section 1. General. The Corporation may purchase, hold, sell, and reissue any of its shares of capital stock authorized to be issued from time to time under Article FOURTH of these Articles of Incorporation, and unless otherwise restricted by these Articles of Incorporation or applicable law, the Board of Directors shall have the power to do all said acts, without any action by shareholders.

       Section 2. Restrictions on Purchases of Corporation's Shares. (a) Except as otherwise provided in subsection (b) of this Section 2, the affirmative vote of the holders of shares having at least 80% of the votes entitled to be cast by the holders of all the Corporation's then issued and outstanding shares of capital stock entitled to vote, voting together as a single class, shall be required for the purchase by the Corporation of any of its shares of any class from any Interested Shareholder (as defined in Section 1(C)(8) of Division B of this Article SIXTH), if any such shares have been beneficially owned by such Interested Shareholder for less than three years prior to the date for such purchase or of any agreement in respect thereof. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage or separate class vote may be specified, by law, in any agreement with any national securities exchange, elsewhere in these Articles of Incorporation, in the Code of Regulations of the Corporation, or otherwise.

       (b) The provisions of this Section 2 shall not apply (i) to a purchase by the Corporation of any shares of Class B Common Stock; (ii) to any purchase by the Corporation of any of its shares that is made pursuant to (1) a tender or exchange offer by the Corporation for some or all of the outstanding shares of its capital stock made on the same terms to all holders of the shares to be purchased and complying with the applicable requirements of the Exchange Act (as hereinafter defined) and the rules and regulations thereunder or any subsequent provisions replacing such Exchange Act, rules or regulations or (2) an open market purchase program approved by a majority of the Continuing Directors (as hereinafter defined); or (iii) to a purchase by the Corporation of any of its shares from an Interested Shareholder with whom the Corporation could enter into a Related Transaction pursuant to Section 5(A), (B), (C) or (D) of Division B of this Article SIXTH.

       (c) For purposes of this Section 2, the term "Continuing Director" means any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Interested Shareholder or an Affiliate or Associate (as hereinafter defined) or representative of the Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder and any successor of a Continuing Director, while such successor is a member of the Board of Directors, who is not an Interested Shareholder or an Affiliate or Associate or representative of the Interested Shareholder and is recommended or elected to succeed such Continuing Director by a majority of Continuing Directors then in office. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Sections 1(C)(1) and (3) of Division B of this Article SIXTH.

                                   DIVISION B

                      RESTRICTIONS ON CERTAIN TRANSACTIONS

Section 1. Certain Definitions.

       As used in this Division, unless the context otherwise requires:

       (A) (1) "person" includes, without limitation, a natural person, a corporation, whether nonprofit or for profit, a partnership, an unincorporated society or association, and two or more persons having a joint or common interest;

       (2) "combination" means a transaction, other than a merger or consolidation, wherein Voting Shares (as hereinafter defined) of a corporation are issued or transferred in consideration in whole or in part for the transfer to itself or to one or more of its subsidiaries of all or substantially all the assets of one or more corporations, with or without goodwill or the assumption of liabilities;

       (3) "Majority Share Acquisition" means the acquisition of shares of a corporation entitling the holder of the shares to exercise a majority of the voting power in the election of directors of such corporation without regard to voting power which may thereafter exist upon a default, failure, or other contingency; and

       (4) "Subsidiary" means, with respect to any person, a corporation of which such person beneficially owns shares entitling such person to exercise a majority of the voting power in the election of directors of such corporation without regard to voting power which may thereafter exist upon a default, failure, or other contingency.

       (B) "Related Transaction" means any of the following:

       (1) A merger, consolidation, combination, or Majority Share Acquisition between or involving the Corporation or any Subsidiary of the Corporation and any of the following:

       (a)  An Interested Shareholder; or

       (b) A person or other entity however organized, whether or not it is an Interested Shareholder, that is, or after the merger, consolidation, combination, or Majority Share Acquisition would be, an Affiliate or Associate of an Interested Shareholder.

       (2)(a) Subject to the exception in Section l(B)(2)(b) below, a purchase, lease, sale, distribution, dividend, exchange, mortgage, pledge, transfer, or other disposition of assets directly or indirectly owned or controlled by the Corporation by, to, with, or for the benefit of an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder in one or more transactions, if, in any of those transactions, the assets meet any of the following conditions:

            (i) The assets have an aggregate Fair Market Value (as hereinafter defined) equal to at least 5% of the aggregate Fair Market Value of all the assets, determined on a consolidated basis, of the Corporation;

            (ii) The assets have an aggregate Fair Market Value equal to at least 5% of the aggregate Fair Market Value of all the outstanding shares of the Corporation; or

            (iii) The assets represent at least 10% of the earning power or income of the Corporation, determined on a consolidated after tax basis and after excluding any transaction which is other than in the ordinary course of business.

       (b) One or more transactions in the ordinary course of business of the Corporation on terms no more favorable to the Interested Shareholder than those acceptable to third parties, as shown by contemporaneous transactions, is not a Related Transaction under Section l(B)(2)(a).

       (3)(a) Subject to the exception in Section 1(B)(3)(b) below, a purchase, lease, sale, exchange, transfer, or other disposition of assets directly, or indirectly owned or controlled by the Interested Shareholder or an Affiliate or Associate of the Interested Shareholder by, to, with, or for the benefit of the Corporation in one or more transactions, if, in any of those transactions, the assets meet any of the conditions set forth in Section l(B)(2)(a)(i), (ii) or
(iii) above.

       (b) One or more transactions in the ordinary course of business of the Corporation on terms no more favorable to the Interested Shareholder than those acceptable to third parties, as shown by contemporaneous transactions, is not a Related Transaction under Section 1(B)(3)(a).

       (4) The issuance or transfer to an Interested Shareholder or an Associate or Affiliate of an Interested Shareholder of any shares, or of any rights to acquire shares, of the Corporation or a Subsidiary of the Corporation by the Corporation or a Subsidiary of the Corporation, in one or more transactions, if the shares, or the rights, have an aggregate Fair Market Value equal to at least 5% of the aggregate fair market value of all the outstanding shares of the Corporation and if the shares, or the rights, are not issued or transferred pursuant to the exercise of warrants, rights, or options to purchase that have been issued or pursuant to a dividend paid or a distribution made proportionately to all shareholders of the Corporation.

       (5) The adoption of a plan or proposal for the dissolution, winding up of the affairs, or liquidation of the Corporation that is proposed by, on behalf of, or pursuant to a written or unwritten agreement, arrangement, or understanding with an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder.

       (6) Any of the following, if the direct or indirect effect is to increase the proportionate share of the outstanding shares of the Corporation or a Subsidiary of the Corporation beneficially owned by an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder, unless the increase is the result of immaterial changes due to fractional share adjustments:

       (a) A reclassification of securities, including a share split, a share dividend or other distribution of shares, or a reverse share split;

       (b)  A recapitalization of the Corporation;

       (c) A merger, consolidation, combination, or Majority Share Acquisition between or involving the Corporation and a Subsidiary of the Corporation; or

       (d) Any other transaction, whether or not with, into, or involving the Interested Shareholder, that is proposed by, on behalf of, or pursuant to a written or unwritten agreement, arrangement, or understanding with the Interested Shareholder or an Affiliate or Associate of the Interested Shareholder.

       (7) Receipt by an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder of the direct or indirect benefit of a loan, advance, pension or any other employee benefit plan termination, guarantee, pledge, mortgage, security agreement, financing statement, deed of trust, other financial assistance, tax credit or other tax advantage provided by or through the Corporation or any Subsidiary of the Corporation unless the Interested Shareholder receives the benefit proportionately as a holder of shares of the Corporation.

       (C)  When used in connection with a Related Transaction:

       (1) "Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, is under common control with, or acts in concert with a specified person.

       (2) "Announcement Date" means the date of the first public announcement of a definitive proposal for a Related Transaction.

       (3)  "Associate" of a person means any of the following:

       (a) A corporation, partnership, or other entity, however organized, of which the person is an officer, director, or partner or is the Beneficial Owner (as hereinafter defined) of shares entitling that person to exercise at least 10% of the voting power in the election of the directors or other governing body of that corporation, partnership, or other entity;

       (b) A trust or other estate, including any employee stock ownership or benefit plan, however designated, in which the person has a substantial beneficial interest or as to which the person serves as trustee or in a similar fiduciary capacity; or

       (c) A relative or spouse of the person or a relative of the spouse of the person, who has the same principal residence as the person.

       (4) "Beneficial Owner" of shares means a person who, with respect to particular shares, meets any of the following conditions:

       (a) The person directly or indirectly, alone or with others, including Affiliates or Associates of that person, beneficially owns the shares;

       (b) The person directly or indirectly, alone or with others, including Affiliates or Associates of that person, has the right, whether exercisable immediately or only after the passage of time, conditionally, unconditionally, or otherwise, to acquire the shares pursuant to a written or unwritten agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants, calls, options, or otherwise;

       (c) The person directly or indirectly, alone or with others, including Affiliates or Associates of that person, has the right to vote or direct the voting of the shares pursuant to a written or unwritten agreement, arrangement, or understanding; or

       (d) The person has a written or unwritten agreement, arrangement, or understanding with another person who is directly or indirectly a Beneficial Owner, or whose Affiliates or Associates are direct or indirect Beneficial Owners, of the shares, if the agreement, arrangement, or understanding is for the purpose of the first person's or the other person's acquiring, holding, disposing of, voting, or directing the voting of the shares to or for the benefit of the first person; provided, however, that a bank, broker, nominee,
                             --------  -------
trustee, or other person who acquires shares for the benefit of others in the ordinary course of business in good faith and not for the purpose of circumventing the provisions of this Division B of Article SIXTH shall, however, be deemed to be the Beneficial Owner only of shares in respect of which that person, without further instruction from others, holds voting power.

       (5) "Consummation Date" means the date on which consummation of a Related Transaction occurs.

       (6) "control," "controlled by," or "under common control with" refers to the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the exercise of or the ability to exercise voting power, by contract, or otherwise, except that "control" of a corporation is not established for purpose of this Division B of Article SIXTH if a person, in good faith and not for the purpose of circumventing the provisions of this Division B of Article SIXTH, holds voting power as an agent, custodian, bank, broker, nominee, or trustee for one or more Beneficial Owners who do not individually or as a group have control of the corporation.

       ( 7 ) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor or replacement legislation and amendments to the successor or replacement legislation.

       (8) "Interested Shareholder" means a person (other than the Corporation, a Subsidiary of the Corporation, any employee stock ownership or benefit plan of the Corporation or a Subsidiary of the Corporation, or any trustee or fiduciary with respect to any such plan acting in such capacity), who is the Beneficial Owner of a sufficient number of shares of the Corporation that, when added to all other shares of the Corporation in respect of which that person may exercise or direct the exercise of voting power, would entitle that person, directly or indirectly, alone or with others, including Affiliates and Associates of that person, to exercise or direct the exercise of 10% of the votes entitled to be cast by the holders of all the then outstanding Voting Shares of the Corporation, voting together as a single class, after taking into account all of that person's beneficially owned shares that are not currently outstanding.

       (9) "Disinterested Shares" means Voting Shares beneficially owned by any person not an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder.

       (10) "Share Acquisition Date," with respect to any person, means the date on which that person first becomes an Interested Shareholder of the Corporation.

       (11) "Voting Shares" means shares of a corporation entitling the holder of the shares to vote at the time in the election of directors of the corporation without regard to the voting power that thereafter may exist upon a default, failure, or other contingency.

       Section 2. Prohibition of Certain Related Transactions.

       The Corporation shall not engage in a Related Transaction for three years after an Interested Shareholder's Share Acquisition Date unless either of the following applies:

       (A) Prior to the Interested Shareholder's Share Acquisition Date, the Directors of the Corporation have approved, for the purposes of this Division B of Article SIXTH, the Related Transaction or the acquisition of shares by the Interested Shareholder on the Interested Shareholder's Share Acquisition Date; or

       (B) Any of the provisions of Section 5 below makes this Division B of Article SIXTH inapplicable, except that if the Related Transaction is of a type described in Section 1701.76, 1701.78, 1701.79, 1701.80, 1701.801, or 1701.86 of
the Ohio Revised Code, there also must be compliance with the provisions thereof.

       Section 3. Restrictions on Certain Related Transactions.

       (A) At any time after the three-year period described in Section 2 above, the Corporation may engage in a Related Transaction; provided that if the
                                                            --------
Related Transaction is of a type described in Section 1701.76, 1701.78, 1701.79, 1701.80, 1701.801, or 1701.86 of the Ohio Revised Code, there is compliance with the provisions thereof, and provided that at least one of the following is
                            --------
satisfied:

       (1) Any of the provisions of Section 5 below makes this Division B of Article SIXTH inapplicable;

       (2) Prior to the Interested Shareholder's Share Acquisition Date, the Directors of the Corporation had approved the acquisition of shares by the Interested Shareholder on the Interested Shareholder's Share Acquisition Date;

       (3) The Related Transaction is approved, at a meeting held for that purpose, by the affirmative vote of the holders of shares of the Corporation entitling them to exercise at least 80% of the votes entitled to be cast by the holders of all the then outstanding Voting Shares of the Corporation, voting together as single class; provided that the Related Transaction is also approved
                          --------
by the affirmative vote of the holders of at least a majority of the Disinterested Shares; or

       (4)  The Related Transaction meets both of the following conditions:

       (a) It results in the receipt per share by the holders of all outstanding shares of the Corporation not beneficially owned by the Interested Shareholder of an amount of cash that, when added to the Fair Market Value, as of the Consummation Date of the Related Transaction, of noncash consideration, aggregates at least the higher of the following:

            (i)  The figure determined under Section 3(B)(1) below; or

            (ii) The preferential amount per share, if any, to which holders of shares of that class or series of shares are entitled upon voluntary or involuntary dissolution of the Corporation, plus the aggregate amount per share of dividends declared or due that those holders are entitled to receive before payment of dividends on another class or series of shares unless the aggregate amount per share of those dividends is included in the preferential amount.

       (b) The form of consideration to be received by holders of each particular class or series of outstanding shares of the Corporation in the Related Transaction, apart from any portion that is interest, is in cash or, if the Interested Shareholder previously purchased shares of that class or series, is in the same form the Interested Shareholder previously paid to acquire the largest number of shares of that class or series, but in no event shall the Fair Market Value of the consideration received by a holder of a share of a particular class or series of outstanding shares in the Related Transaction be less than the current Fair Market Value of a share of the Corporation of the same class or series.

       (B) (1) For purposes of making a determination under Section 3(A)(4)(a) of this Division, the figure to be used in subpart (a)(i) shall be the highest, after taking into account interest to the extent provided in Section 3(B)(2) below, of the following:

       (a) The Fair Market Value per share on the Announcement Date of the Related Transaction;

       (b) The Fair Market Value per share on the Interested Shareholder's Share Acquisition Date;

       (c) The highest price per share paid, including brokerage commissions, transfer taxes, and soliciting dealers' fees, by the Interested Shareholder or by an Affiliate or Associate of the Interested Shareholder for shares of the same class or series within the three years immediately before and including the Announcement Date of the Related Transaction; or

       (d) The highest price per share paid, including brokerage commissions, transfer taxes, and soliciting dealers' fees, by the Interested Shareholder or by an Affiliate or Associate of the Interested Shareholder for shares of the same class or series within the three years immediately before and including the Interested Shareholder's Share Acquisition Date.

       (2) Each determination under Section 3(B)(1)(a), (b), (c) or (d) of this Division shall include interest compounded annually from the earliest date as of which the per share Fair Market Value was determined or on which that highest per share purchase price was paid through the Consummation Date of the Related Transaction at the rate of interest paid on one-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash and the Fair Market Value, as of the payment date, of any noncash dividends or other distributions paid per share since that date, up to the amount of the interest.

       Section 4. Fair Market Value.

       (A) For purposes of this Division B of Article SIXTH, the Fair Market Value on the date in question of shares shall be determined as follows:

       (1) If that class or series of shares is listed on a United States securities exchange registered under the Exchange Act, the Fair Market Value shall be the simple arithmetic average closing sale price during the thirty calendar days immediately before the date in question of a share of that class or series on the principal such exchange on which that class or series is listed;

       (2) If that class or series of shares is not listed on an exchange described in Section 4(A)(1), the Fair Market Value shall be the simple arithmetic average closing bid quotation during the thirty calendar days immediately before the date in question for a share of that class or series on the National Association of Securities Dealers Automated Quotation System or any similar system then in use; and

       (3) If no quotations described in Section 4(A)(1) or (2) are available, the Fair Market Value shall be determined in good faith by the Directors of the Corporation.

       (B) For purposes of this Division B of Article SIXTH, the Fair Market Value on the date in question of property other than cash or shares shall be determined in good faith by the Directors of the Corporation.

       Section 5. Inapplicability of this Division.

       This Division B of Article SIXTH does not apply to any of the following:

       (A) A Related Transaction if on the Interested Shareholder's Share Acquisition Date the Corporation did not have a class of Voting Shares registered or traded on a national securities exchange or registered under
Section 12(g) of the Exchange Act or was not required to file periodic reports and information pursuant to Section 15(d) of the Exchange Act.

       (B)(1) A Related Transaction if prior to the Interested Shareholder's Share Acquisition Date, the Directors of the Corporation had approved the acquisition of shares by the Interested Shareholder on the Interested Shareholder's Share Acquisition Date and the Interested Shareholder increases its beneficial ownership of voting power of the Corporation to a proportion in excess of the proportion of voting power that the Interested Shareholder beneficially owned on the date immediately preceding the effective date of these Articles of Incorporation unless the Interested Shareholder's subsequent increase in beneficial ownership results from or is the consequence of any of the following circumstances:

       (a) The increase is by bequest or inheritance, by operation of law upon the death of any individual, or by another transfer without valuable consideration, including a gift, made in good faith and not for the purpose of circumventing the provisions of this Division;

       (b) The increase is pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the provisions of this Division;

       (c) The increase is the result solely of the purchase by the Corporation of shares issued by it; or

       (d) The increase is in accordance with approval by the Directors of the Corporation before the increase occurred.

       (2) This Division shall apply if any subsequent increase in an Interested Shareholder's proportion of beneficial ownership is not the result or a consequence of any of the circumstances described in Section 5(B)(1)(a), (b),
(c), or (d).

       (C)(1) A Related Transaction if a person becomes an Interested Shareholder through an acquisition of Voting Shares that resulted from or was the consequence of any of the circumstances described in Section 5(B)(1)(a),
(b), (c), or (d), except that this Division shall apply and the Interested Shareholder's Share Acquisition Date shall be the date when the Interested Shareholder increases its beneficial ownership of voting power of the Corporation to a proportion in excess of the proportion of voting power that the Interested Shareholder beneficially owned on such date, unless the Interested Shareholder's subsequent increase in beneficial ownership results from or is a consequence of any of the circumstances described in Section 5(B)(1)(a), (b),
(c), or (d).

       (2) This Division shall apply if any subsequent increase in an Interested Shareholder's proportion of beneficial ownership is not the result or a consequence of any of the circumstances described in Section 5(B)(1)(a), (b),
(c), or (d).

       (D) A Related Transaction if a person became an Interested Shareholder inadvertently, provided that, as soon as practicable, the person divests itself of beneficial ownership of a sufficient number of Voting Shares of the Corporation so that the person no longer is an Interested Shareholder.

       (E) A Related Transaction between the Corporation and any employee benefit plan, or any trust under any employee benefit plan established by the Corporation or as a result of any distribution or payment made by the employee benefit plan or trust to any beneficiary.

       (F) A Related Transaction that involves any acquisition of securities of the Corporation pursuant to an employee stock option plan, an employee stock purchase plan, an employee stock bonus plan, an employee stock ownership plan, or any similar plan designed to benefit one or more employees established by the Corporation, provided that such acquisition of securities and the establishment of, any amendment to, and the administration of, the plan are in good faith and not for the purpose of circumventing the provisions of this Division.

       (G) A Related Transaction that involves compensation directly or indirectly received by a Director, officer, employee, agent, or independent contractor of the Corporation in return for services rendered or to be rendered to the Corporation, provided the payment of the compensation and the services rendered, or to be rendered, are done in good faith and not for the purpose of circumventing the provisions of this Division.

       (H) A Related Transaction that involves any loan of money or property of the Corporation to a Director, officer, employee, agent, or independent contractor of the Corporation, provided the loan is designed to encourage the rendering of needed, valuable, and efficient services to the Corporation and provided the loan is made and the services are rendered, or are to be rendered, in good faith and not for the purpose of circumventing the provisions of this Division.

       (I) A Related Transaction in which the Corporation makes a loan of money or other property to, guarantees any loan of money or other property to, or guarantees any obligation of, an employee stock ownership plan, as defined in
Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended, of the Corporation, or any successor provision.

       Section 6. Miscellaneous.

       (A) The requirements of this Division B of Article SIXTH are in addition to the requirements of applicable law, including the provisions of Chapters 1701, 1704 and 1707 of the Ohio Revised Code.

       (B) Except to the extent specifically provided to the contrary in this Division, nothing in this Division shall limit or affect the application of any provision of Chapter 1701, 1704 or 1707 of the Ohio Revised Code that is not inconsistent with, in conflict with, or contrary to the provisions of this Division.

       (C) Except as otherwise provided in this Division, nothing in this Division shall be construed to affect or impair any right, remedy, obligation, duty, power, or authority of any Interested Shareholder, the Corporation, the directors of any Interested Shareholder or the Corporation, or any other person under the laws of this or any other state or of the United States.

       (D) If any application of any provision of this Division is for any reason held to be illegal or invalid, the illegality or invalidity shall not affect any legal and valid provision or application of this Division, and the parts and applications of this Division shall be severable.

                                   DIVISION C

                                 EXPRESS TERMS
                        APPLICABLE TO DIVISIONS A AND B

       Section 1. Power and Duty of Continuing Directors. A majority of the Continuing Directors shall have the power and duty to determine factual matters for the purposes of this Article SIXTH on the basis of information known to them after reasonable inquiry, including whether a person is an Interested Shareholder or an Affiliate or Associate of an Interested

Shareholder. Any such determination made in good faith shall be binding and conclusive on all parties.

       Section 2. Board Approval of Related Transaction. The fact that any Related Transaction complies with the provisions of Division B of this Article SIXTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board or Directors or any member thereof to approve such Related Transaction or recommend its adoption or approval to the shareholders of the Corporation nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors or any member thereof with respect to evaluations of or actions and responses taken with respect to such Related Transaction.

       Section 3. Amendment of Article SIXTH. Notwithstanding any other provisions of these Articles of Incorporation or the Code of Regulations of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these Articles of Incorporation or the Code of Regulations of the Corporation), the affirmative vote of the holders of shares having at least 80% of the votes entitled to be cast by the holders of all the Corporation's then issued and outstanding shares of capital stock entitled to vote, voting together as a single class, shall be required to alter, amend, repeal or adopt any provision inconsistent with this Article SIXTH.

       SEVENTH: DIVISION A. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

       DIVISION B. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of
(a) any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court of common pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper, or (b) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code, or any amendment or successor thereto.

       DIVISION C. To the extent that a director, trustee, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Divisions A and B of this Article SEVENTH, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

       DIVISION D. Any indemnification under Division A or B of this Article SEVENTH, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because he had met the applicable standard of conduct set forth in Division A or B of this Article SEVENTH. Such determination shall be made (a) by a majority vote of a quorum consisting of Directors who were not and are not parties to or threatened with any such action, suit or proceeding; or (b) if such quorum is not obtainable or if a majority vote of a quorum of disinterested Directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five years; or (c) by the shareholders; or (d) by the court of common pleas or the court in which such action, suit or proceeding was brought. Any determination made by the disinterested Directors under Division D (a) or by independent legal counsel under Division D (b) of this Article shall be promptly communicated to the person who threatened or brought the applicable action or suit by or in the right of the Corporation under Division B of this Article SEVENTH, and within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

       DIVISION E. (a) Unless the only liability asserted against a Director in an action, suit, or proceeding referred to in Division B of this Article is pursuant to Ohio Revised Code Section 1701.95, expenses, including attorneys' fees, incurred by a Director in defending the action, suit, or proceeding shall be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Director in which he agrees to do both of the following:

            (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation; and

            (ii) Reasonably cooperate with the Corporation concerning the action, suit, or proceeding.

       (b) Expenses, including attorneys' fees, incurred by an officer, employee or agent in defending any action, suit or proceeding referred to in Divisions A and B of this Article SEVENTH, may be paid by the Corporation as they are incurred, in advance of the final disposition of such action, suit or proceeding as authorized by the Directors in the specific case upon receipt of an undertaking by or on behalf of the officer, employee or agent to repay such amount, if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article SEVENTH.

       DIVISION F. The indemnification provided by this Article shall not be exclusive of, and shall be in addition to, any other rights granted to anyone seeking indemnification under these Articles of Incorporation, the Code of Regulations or any agreement or vote of shareholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

       DIVISION G. The Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance on behalf of or for any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

       DIVISION H. The authority of the Corporation to indemnify persons pursuant to Divisions A and B of this Article does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to Divisions E, F and G of this Article. Divisions A and B of this Article do not create any obligation to repay or return payments made by the Corporation pursuant to Divisions E, F, and G.

       DIVISION I. As used in this Article, references to "Corporation" include all constituent corporations in a consolidation or merger and the new or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

       EIGHTH: Each and every statute of the State of Ohio hereafter enacted whereby the rights, powers or privileges of corporations or of the shareholders of corporations organized under the laws of the State of Ohio are increased or diminished or in any way affected, or whereby effect is given to the action taken by any number, less than all, of the shareholders of any corporation, shall apply to the Corporation and shall be binding not only upon the Corporation but upon every shareholder of the Corporation to the same extent as if such statutes had been in force at the date of filing these Articles of Incorporation of the Corporation in the office of the Secretary of State of Ohio.

       NINTH: No holder of shares of any class shall have the right to vote cumulatively in the election of Directors.

          IN WITNESS WHEREOF, the undersigned have set their hands as of the ___ day of ________, 1998.

                                   AVALON HOLDINGS CORPORATION



                                   ------------------------------------------
                                   Jeffrey M. Grinstein, Incorporator